Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA Technologies, Inc. Signs Agreement To Acquire SwiftWater Energy Services,

Expand its Water Management Portfolio And Permian Basin Footprint

THE WOODLANDS, Texas, February 14, 2018 /PRNewswire/ — TETRA Technologies, Inc. (or the “Company”) (NYSE:TTI) today announced that it has entered into an Equity Interest Purchase Agreement with the members of SwiftWater Energy Services, LLC (“SwiftWater”), providing for the purchase by TETRA of all of the issued and outstanding equity interests in SwiftWater. SwiftWater is engaged in the business of providing water management and water solutions to oil and gas operators in the Permian Basin market.

SwiftWater’s adjusted EBITDA is expected to be $16-20 million for the 12 months following the closing of the acquisition, not including the benefit of anticipated synergies between SwiftWater and TETRA, and is expected to immediately be accretive to the Company on an earnings per share, cash flow per share, and free cash flow basis during 2018.

The addition of SwiftWater expands TETRA’s market share in the Permian, which is one of the fastest growing basins for oilfield services globally, by adding significant capacity as well as incremental products and services.

“The agreement to acquire SwiftWater Energy Services shows further implementation of our strategic plans, growing our water management businesses to better serve our customers, delivering improved returns for shareholders, and providing new opportunities for employees. Our focus will continue to be identifying additional growth opportunities in our current business lines, while continuing to deliver the high levels of customer service, safety, and operational excellence our customers demand,” said TETRA’s Chief Executive Officer, Stuart M. Brightman.

“We see excellent synergies with nominal customer overlap between our and SwiftWater’s operations in the Permian Basin, and both companies continue to see strong demand for water management solutions, creating excellent opportunities for cross-selling products and services. The acquisition of SwiftWater is expected to provide our customers an enhanced, more efficient, diverse, and strategically positioned portfolio of services.

“We are excited to welcome SwiftWater’s quality professionals to the TETRA family, and look forward to integrating SwiftWater’s highly complementary products and services into an expanded TETRA portfolio.”

Prior to closing, TETRA and SwiftWater will continue their respective operations, delivering high-quality products, operations and excellent customer service safely, as they have always done.

The closing of this transaction is anticipated to take place in the coming weeks, following the completion of customary closing conditions and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act.

FOR IMMEDIATE RELEASE

Transaction Details

Under the terms of the purchase agreement, consideration of $40 million of cash, subject to a working capital adjustment, and 7,772,021 shares of common stock (“Common Stock”), par value $0.01 per share, will be paid by TETRA at closing. The shares of Common Stock were valued at $3.86 per share. The sellers will also have the right to receive earnout payments, in an aggregate amount of up to $15 million, calculated on EBITDA and revenue of the combined water management, production testing and fluids businesses of both SwiftWater and of TETRA in the Permian Basin in respect of the period from January 1, 2018 through December 31, 2019. This earnout structure reflects the consolidation of the combined businesses of TETRA and SwiftWater in the Permian Basin, and will help drive synergies and cross-selling opportunities. The earnout may be paid in cash or shares of Common Stock, at the election of TETRA. The purchase agreement contains negotiated representations, warranties and covenants by the Sellers and TETRA, which are believed to be customary for transactions of this kind.

About the Companies

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ: CCLP), a master limited partnership.

SwiftWater Energy Services, LLC is a water management oil and gas services company headquartered in Midland, Texas. Founded in 2013, SwiftWater has grown organically to more than 300 employees in three locations and offers more than seven service lines. SwiftWater provides a diverse range of water management equipment and services for operators in the Permian Basin, offering an integrated line of services ranging from layflat hose water transfer, water treatment, above-ground water storage for fresh and produced water applications, secondary frac tank containment, poly pipe, pit lining rentals, and supporting ancillary equipment. Widely recognized as a first-in-class service provider throughout the Permian Basin, SwiftWater’s clients include many of the largest oil companies in the world.

Investor Note

More detailed information about this transaction can be found in TETRA’s SEC Form 8-K, filed February 14, 2018, which is available in the SEC Filing & Financial Information section of the company’s Investor Relations website http://ir.tetratec.com/SEC-Filings

Forward-Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that TETRA Technologies, Inc. (“the Company”) intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected results of operational business segments, anticipated benefits from the acquisition of SwiftWater Energy Services, LLC (“SES”), projections concerning the Company’s business activities and the expected impact of the acquisition of SES, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of the Company to successfully integrate the operations of SES, and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or

FOR IMMEDIATE RELEASE

results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Investor Contact	Media Contact

TETRA Technologies, Inc.	TETRA Technologies, Inc.
The Woodlands, Texas	The Woodlands, Texas
Stuart M. Brightman	TETRA Media Line:
Chief Executive Officer	+1 281.364.5060
Phone: +1 281.367.1983	media@tetratec.com
www.tetratec.com	www.tetratec.com